Exhibit (p)(1)


                                                         Adopted August 23, 2005

                                 CODE OF ETHICS
                                 --------------

                                       OF
                                       --

                              JOHN HANCOCK FUNDS II
                              ---------------------

                                       AND
                                       ---

                             JOHN HANCOCK FUNDS III
                             ----------------------

   Pursuant to Rule 17j-1 under the Investment Company Act of 1940, as amended
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                                Table of Contents

                 SECTION  CAPTION

                    1     Definitions
                    2     Purpose of Code
                    3     Prohibited Purchases and Sales
                    4     Exempt Transactions
                    5     Prohibited Business Conduct
                    6     Reporting of Securities Holdings and Transactions
                    7     Preclearance of IPOs and Limited Offerings
                    8     Reporting of Violations and Sanctions
                    9     Approval by the Board of Trustees
                    10    Enforcement of Code


1.   DEFINITIONS
     -----------

     1.1  ACCESS PERSON. As used in this Code, "Access Person" shall mean any trustee or officer of a Trust and any "Advisory Person" (as defined below).

     1.2  ADVISORY PERSON.  As used in this Code,  "Advisory  Person" shall mean any trustee, director, officer, general partner or employee of a Trust or a Fund, or of any company in a Control relationship to a Trust or a Fund who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a Covered Security by such Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a Control relationship to a Trust or a Fund who obtains information concerning recommendations made to such Fund with regard to the purchase or sale of a Covered Security by that Fund.

     An "Investment Person" or "Portfolio Manager" (as defined below) is an Advisory Person.

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     1.3  ACTIVE CONSIDERATION. As used in this Code, a Covered Security will be deemed under "Active Consideration" whenever a recommendation to purchase or sell such security has been made and communicated to the person or persons ultimately making the decision to buy or sell such security and whenever an Advisory Person focuses on a specific Covered Security and seriously considers recommending the purchase or sale of the Covered Security to the Fund. A Covered Security will be deemed under "Active Consideration" until any purchase or sale recommendation is implemented or rejected or until the proper Advisory Person decides not to recommend the purchase or sale of the security to a Fund. A
Covered Security will not be deemed under "Active Consideration" if such security is being reviewed only as part of a general industrial survey or other broad monitoring of the securities market.

     1.4 AUTOMATIC INVESTMENT PLAN. As used in this Code, "Automatic Investment Plan" shall mean a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An Automatic Investment Plan includes a dividend reinvestment plan.

     1.5 BENEFICIAL OWNERSHIP. As used in this Code, "Beneficial Ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) under the Securities Exchange Act of 1934 (the "1934 Act") in determining whether a person is the beneficial owner of a security for purposes of Section 16 of the 1934 Act and the rules and regulations thereunder.

     1.6 BOARD OF TRUSTEES. As used in this Code, "Board of Trustees" shall mean the Board of Trustees of each Trust (as defined below.)

     1.7 CHIEF COMPLIANCE OFFICER. As used in this Code, "Chief Compliance Officer" shall mean the Chief Compliance Officer of each Fund appointed pursuant to Rule 38a-1 under the Investment Company Act of 1940, as amended (the "1940 Act"), his or her designee, or such other person as may be authorized to perform the functions of a chief compliance officer.

     1.8 CONTROL. As used in this Code, "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

     1.9 COVERED SECURITY. As used in this Code, "Covered Security" shall mean a security as defined in Section 2(a)(36) of the 1940 Act, except that it shall not include:

     (a)  direct obligations of the Government of the United States;

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     (b)  bankers' acceptances,  bank certificates of deposit,  commercial paper and high quality, short-term debt instruments(1), including repurchase agreements;

     (c)  shares of money  market  funds;  and

     (d) shares issued by registered open-end investment companies (i.e., mutual funds) other than Reportable Funds (as defined below).

     1.10 DISINTERESTED TRUSTEE. As used in this Code, "Disinterested Trustee" shall mean a trustee of a Trust who is not an "interested person" of such Trust or a Fund within the meaning of Section 2(a)(19) of the 1940 Act.

     1.11 FUND. As used in this Code, "Fund" shall mean a series of a Trust and each Fund is collectively referred to as the "Funds."

     1.12 INITIAL PUBLIC OFFERING. As used in this Code, "Initial Public Offering" shall mean an offering of securities registered under the Securities Act of 1933 (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the 1934 Act.

     1.13 INVESTMENT PERSON. As used in this Code, "Investment Person" shall mean (a) any employee of a Trust or a Fund or any company in a Control relationship to a Trust or a Fund who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by such Fund or (b) any natural person who Controls a Fund and who obtains information concerning recommendations made to such Fund regarding the purchase or sale of securities by that Fund. A Portfolio Manager of a Fund shall be considered an Investment Person of such Fund.

     1.14 LIMITED OFFERING. As used in this Code, "Limited Offering" shall mean an offering that is exempt from registration under the 1933 Act pursuant to Sections 4(2) or 4(6) thereof or Rules 504, 505 or 506 thereunder.

     1.15 PORTFOLIO MANAGER. As used in this Code, "Portfolio Manager" shall mean the person or persons primarily responsible for the day-to-day management of a Fund.

     1.16 PURCHASE OR SALE OF A COVERED SECURITY. As used in this Code, "Purchase or Sale of a Covered Security" includes, INTER ALIA, the writing of an option to purchase or sell a Covered Security.

     1.17 REPORTABLE  FUND. As used in this Code,  "Reportable  Fund" means: (a)

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any investment  company  registered  under the 1940 Act for which the investment adviser of a Fund serves as an investment adviser as defined in Section 2(a)(20) of the 1940 Act, or (b) any investment company registered under the 1940 Act whose investment adviser or principal underwriter Controls, is Controlled by or is under common Control with the investment adviser of a Fund. For the purposes of the reporting obligations under this Code for a Disinterested Trustee, "Reportable Fund" shall have only the meaning set forth in subsection (a) hereof.

     1.18 TRUST. As used in this Code, "Trust" shall mean each of John Hancock Funds II and John Hancock Funds III, each a Massachusetts business trust registered as an open-end diversified investment company under the 1940 Act, and each Trust shall collectively be referred to as the "Trusts."

2.   PURPOSE OF THE CODE.
     -------------------

     2.1 This Code establishes rules of conduct for Access Persons of a Fund and is designed to further the purposes of Rule 17j-1 under the 1940 Act. In general, in connection with personal securities transactions and related conduct, Access Persons should (1) always place the interests of a Fund's shareholders first; (2) ensure that all personal securities transactions are conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an Access Person's position of trust and responsibility; (3) not take inappropriate advantage of their positions; and (4) comply with all applicable federal securities laws.

     2.2 This Code is designed to prevent certain practices by Access Persons in connection with the purchase or sale, directly or indirectly, by such Access Persons of securities held or to be acquired by a Fund. These practices include:

     (a)  employing any device,  scheme or artifice to defraud a Fund;

     (b) making any untrue statement of a material fact to a Fund or omitting to state a material fact necessary in order to make the statements made to a Fund, in light of the circumstances under which they are made, not misleading;

     (c) engaging in any act, practice, or course of business that operates or would operate as a fraud or deceit upon a Fund; or

     (d)  engaging in any  manipulative  practice  with respect to a Fund.

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     This Code is also designed to permit each Fund to monitor  transactions  by
Access Persons in shares of such Fund and, as applicable, other Reportable Funds in which Access Persons may have a direct or indirect Beneficial Ownership interest.

3.   PROHIBITED PURCHASE AND SALES.
     -----------------------------

     3.1 No Access Person shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership and which to his or her actual knowledge at the time of such purchase or sale is currently under Active Consideration for purchase or sale by a Fund; provided that for purposes of this section a Covered Security shall be deemed to be under Active Consideration until five business days shall have elapsed from the date a Fund ceased activity in the purchase or sale of such Covered Security.

     3.2 No Portfolio Manager shall purchase or sell, directly or indirectly, any Covered Security in which he or she has, or by reason of such transaction acquires, any direct or indirect Beneficial Ownership within seven calendar days before and after a Fund that he or she manages trades in that Covered Security.

     3.3 No Investment Person shall acquire, directly or indirectly, any Beneficial Ownership in any securities in an Initial Public Offering.

     3.4 No Investment Person shall acquire, directly or indirectly, any Beneficial Ownership in any securities in a Limited Offering without the prior approval of the Chief Compliance Officer. This approval shall take into account whether the investment opportunity should be reserved for a Fund, whether the opportunity is being offered to an individual by virtue of his or her position with a Fund and any other relevant factors. If an Investment Person has purchased a security in a Limited Offering, then (a) such Investment Person must disclose his or her ownership of the security if he or she has a material role in any subsequent consideration by a Fund to purchase the security and (b) any decision by such Fund to purchase the security will be reviewed by at least two other Investment Persons with no personal interest in the security.

     3.5 No Investment Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) Covered Securities of which such Investment Person has Beneficial Ownership within 60 calendar days.

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     3.6  The prohibitions in this Section 3 shall be interpreted to include the purchase or sale by any Access Person of any convertible security, option or warrant of any issuer whose underlying securities are under Active Consideration by a Fund.

     3.7 Any profits realized on transactions prohibited by this Section 3 shall be paid to the affected Fund or to a charitable organization designated by the Board of Trustees.

4.   EXEMPT TRANSACTIONS.
     -------------------

     Except for the  prohibitions  in Sections 3.3 and 3.4, the  prohibitions in
Section 3 of this Code shall not apply to the following transactions:

     (a) purchases or sales effected in any account over which an Access Person has no direct or indirect influence or Control;

     (b) purchases or sales of securities which are not eligible for purchase or sale by the applicable Fund;

     (c) purchases effected upon the exercise of rights issued by an issuer PRO RATA to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     (d) purchases or sales which are non-volitional on the part of either the Access Person or the applicable Fund;

     (e)  purchases which are part of an Automatic Investment Plan;

     (f) purchases or sales approved by the Chief Compliance Officer upon a showing of good cause. Good cause will be deemed to exist when unexpected hardship occasions the need for additional funds (a change in investment objectives will not be deemed "good cause"); and

     (g) purchases or sales approved by the Chief Compliance Officer (or by another person designated by the Trusts for such purpose and having no interest in the transaction) where the purchases and sales have only a remote potential of harming a Fund because (1) such transactions are in a highly institutionalized market and would have little effect on such market; or (2) such transactions clearly are not related economically to the securities to be purchased, sold or held by a Fund.

5.   PROHIBITED BUSINESS CONDUCT.
     ---------------------------

     5.1  No Access Person shall, either directly or indirectly:


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     (a)  engage in any business  transaction or arrangement for personal profit based on confidential information gained by way of a Fund, or on nonpublic information regarding security transactions by a Fund, whether current or prospective, or the portfolio holdings of a Fund or of other Reportable Funds.

     (b) communicate non-public information regarding security transactions of a Fund, whether current or prospective, or the portfolio holdings of a Fund or of other Reportable Funds to anyone unless necessary as part of the regular course of the business of a Fund. Non-public information regarding particular securities, including reports and recommendations to a Fund, must not be given to anyone who is not an officer or trustee of the Trusts without prior approval of the Chief Compliance Officer. Access Persons shall comply with the policy of each Trust entitled "Procedures Regarding Disclosure of Portfolio Holdings" as such procedures may be amended from time to time.

     (c) accept a gift, favor, or service of more than a DE MINIMIS value from any person or company which, to the actual knowledge of such Access Person, does business or might do business with a Fund.

     (d) buy or sell any security or any other property from or to a Fund, other than ordinary purchases and redemptions of shares of a Fund.

     (e)  Violate any federal securities laws applicable to a Fund.

     5.2 No Investment Person shall serve on the board of directors of any publicly traded company without prior authorization from the Chief Compliance Officer based upon a determination that such board service would be consistent with the interests of the Funds and their shareholders. Any Investment Person so authorized to serve as a director will be isolated from other persons having any responsibility for making investment decisions for the Funds with respect to any securities of such publicly traded company through "Chinese Wall" or other procedures.

6.   REPORTING OF SECURITY HOLDINGS AND TRANSACTIONS.
     -----------------------------------------------

     6.1 INITIAL AND ANNUAL REPORTING. Every Access Person shall provide to the Chief Compliance Officer within 10 days after becoming an Access Person and annually thereafter (on a date chosen by the Chief Compliance Officer) a report listing all Covered Securities in which he or she has any direct or indirect Beneficial Ownership; provided however, that an Access Person shall not be required to make a report with respect to Covered Securities held in an account over which he or she has no direct or indirect influence or Control. The information in the initial report regarding Covered Securities must be current as of a date no more than 45 days before the date on which the person becomes an Access Person. The information in the annual report regarding Covered Securities must be current as of a date no more than 45 days before the date the report is

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submitted.  Shares of the Funds which are owned beneficially  through the 401(k)
plan for employees of John Hancock Life Insurance Company (U.S.A.) need not be reported.

     6.2 The reports required by Section 6.1 shall include: (a) the title of each Covered Security, (b) the number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect Beneficial Ownership (with respect to initial reports, when the person became an Access Person); (c) the name of any broker, dealer or bank with which the Access Person maintained an account in which any securities are held for the direct or indirect benefit of the Access Person (with respect to initial reports as of the date the person became an Access Person); and (d) the date that the report is submitted by the Access Person.

     6.3 QUARTERLY REPORTING. Within 30 days after the end of a calendar quarter, an Access Person shall report to the Chief Compliance Officer any transaction during the quarter in a Covered Security in which he or she had, or by reason of such transaction acquired, any direct or indirect Beneficial Ownership. Shares of the Funds which are owned beneficially through the 401(k) plan for employees of John Hancock Life Insurance Company (U.S.A.) need not be reported.

     6.4  Any quarterly transaction reports required by Section 6.3 shall state:
(a) the title and the number of shares, the interest rate and maturity date (if applicable) and the principal amount of the Covered Security involved; (b) the date and nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition) (c) the price of the Covered Security at which the transaction was effected; (d) the name of the broker, dealer or bank with or through which the transaction was effected; and (e) the date that the report is submitted by the Access Person.

     6.5 OTHER REPORTING. Within 30 days after the end of a calendar quarter, an Access Person shall report to the Chief Compliance Officer with respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person. Any such quarterly report shall include (i) the name of the broker, dealer or bank with which the Access Person established the account; (ii) the date the account was established; and (iii) the date the report is submitted by the Access Person.

     6.6 EXCEPTIONS FROM REPORTING REQUIREMENTS. An Access Person need not make:

     (a) any report under Section 6 with respect to transactions effected for, and Covered Securities held in any account over which the Access Person has not had any direct or indirect influence or Control;

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     (b) a  quarterly  transaction  report  under  Section  6  with  respect  to transactions  effected  pursuant  to an  Automatic  Investment  Plan;  or

     (c) a quarterly transaction report if the report would duplicate information contained in broker trade confirmations or account statements received by the Chief Compliance Officer with respect to the Access Person in the time period required, if all of the required information is contained in the broker trade confirmations or account statements or in the records of the Funds.


     6.7 DISINTERESTED TRUSTEES. A Disinterested Trustee of a Trust shall make the initial or annual holdings reports required by Section 6.1, the quarterly transaction reports required by Section 6.3, and the quarterly reports required by Section 6.5 but shall only report the following in such reports:

     (a) for all such reports,  any shares of the Funds,  and

     (b) in the case of the quarterly transaction reports required by Section 6.3, a transaction in any shares of a Fund and a transaction in any other Covered Security if the Disinterested Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of a Trust, should have known that during the 15-day period immediately preceding or after the date of the transaction in a Covered Security by the Disinterested Trustee, a Fund purchased or sold the Covered Security or the Covered Security was under Active Consideration for purchase or sale by a Fund, its investment adviser or its subadviser(s). A Disinterested Trustee is required to file all such reports even if he or she has no transactions to report.

     6.8  DISCLAIMER  OF  BENEFICIAL  OWNERSHIP.  Any  report  required  by this
Section 6 may contain a statement declaring that the reporting of any transaction shall not be construed as an admission by the Access Person making the report that he or she has any direct or indirect Beneficial Ownership in the Covered Security to which the report relates.

     6.9 PROVISION OF CODE OF ETHICS TO EACH ACCESS PERSON. The Funds shall provide each Access Person with a copy of this Code and all amendments thereto.

     6.10 ANNUAL ACCESS PERSON  CERTIFICATION.  Each Access Person shall certify
(a) within 10 days of becoming an Access Person, that he or she has read and understood this Code and recognizes that he or she is subject to this Code; and
(b) annually that he or she has read and understood this Code and recognizes that he or she is subject to this Code, that he or she has complied with all the requirements of this Code and that he or she disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of this Code.

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     6.11 REVIEW OF REPORTS AND  CERTIFICATIONS.  The Chief  Compliance  Officer
shall review the reports and certifications submitted by Access Persons pursuant to Section 6 of this Code.

     6.12 ANNUAL REPORTS TO THE BOARD OF TRUSTEES. At least annually, the Chief Compliance Officer shall report to the Board of Trustees regarding: (a) all existing procedures concerning personal trading activities and any procedural changes made during the past year; (b) any recommended changes to this Code or such procedures; and (c) any issues arising under this Code since the last report to the Board of Trustees, including, but not limited to, information about any materials violations of this Code and any sanctions imposed in response to any material violations. The Chief Compliance Officer shall also certify at least annually as to the adoption of procedures reasonably necessary to prevent Access Persons from violating this Code.

7.   PRECLEARANCE OF IPOS AND LIMITED OFFERINGS
     ------------------------------------------

     An Access Person (except Disinterested Trustees and at all times except as required under Sections 3.3 and 3.4) must obtain the prior written approval of the Chief Compliance Officer prior to directly or indirectly acquiring Beneficial Ownership in any Covered Security in an Initial Public Offering or a Limited Offering.

8.   REPORTING OF VIOLATIONS AND SANCTIONS
     -------------------------------------

     8.1 Every Access Person aware of any violation of this Code shall promptly report the violation to the Chief Compliance Officer.


     8.2 Upon learning of a violation of this Code, the Board of Trustees may impose such sanctions as it deems appropriate under the circumstances, including, but not limited to, letters of reprimand, suspension or termination of employment, disgorgement of profits and notification to regulatory authorities in the case of Code violations which also constitute fraudulent conduct.

9.   APPROVAL BY THE BOARD OF TRUSTEES
     ---------------------------------

     9.1 THIS CODE. The Board of Trustees, including a majority of Trustees who are not interested persons, must approve this Code and any material changes to this Code based upon a determination that such Code contains provisions

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reasonably  necessary to prevent  Access  Persons  from  engaging in any conduct prohibited by Rule 17j-1(b) under the 1940 Act

     9.2 THE FUNDS' INVESTMENT ADVISER AND PRINCIPAL UNDERWRITER. The Board of Trustees, including a majority of Disinterested Trustees, must approve the code of ethics of each investment adviser (including any sub-advisers) and principal underwriter of the Funds, and any material changes to these Codes, based upon a determination that such codes contain provisions reasonably necessary to prevent access persons as defined in Rule 17j-1 under the 1940 Act from engaging in any conduct prohibited by Rule 17j-1(b) under the 1940 Act. The Board of Trustees must approve the code of an investment adviser (and any sub-adviser) and the principal underwriter before initially retaining the services of the investment adviser or principal underwriter.

     9.3 Before approving a code under Section 9.1 or 9.2, the Board of Trustees must receive a certification from the Funds, an investment adviser (and any sub-advisers) and the principal underwriter, as appropriate, that such entity has adopted procedures reasonably designed to prevent Access Persons from violating the respective code of ethics.

     9.4 AMENDMENTS. The Board of Trustees must approve a material change to a code no later than six months after the adoption of the material change.

10.  ENFORCEMENT OF THIS CODE
     ------------------------

     The  Chief  Compliance  Officer  shall  have  primary   responsibility  for
enforcing this Code.

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(1) A high quality,  short term debt  instrument  means any debt instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a Nationally Recognized Statistical Rating Organization.